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                                                                      Exhibit 99

                                            Contact:         Sitrick And Company
                                                             Sandra Sternberg
                                                             Ann Julsen
                                                             800-248-3870
                                                             Michael Sitrick
                                                             310-788-2850

FOR IMMEDIATE RELEASE
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            FPA REACHES RESTRUCTURING ACCORD WITH LARGEST CREDITORS;
   FILES PLAN OF REORGANIZATION TERM SHEET ALONG WITH CHAPTER 11 PETITION TO FACILITATE RESTRUCTURING; OBTAINS $50 MILLION IN DIP FINANCING; EXPECTS TO EXIT
                          CHAPTER 11 BEFORE END OF YEAR

         SAN DIEGO, CALIF. -- JULY 20, 1998 -- FPA Medical Management (Nasdaq:
FPAM) today announced that it has reached agreement with its largest creditors on a restructuring of the Company and that, to facilitate the restructuring, it has filed a term sheet for a plan of reorganization along with petitions to reorganize under Chapter 11 of the Bankruptcy Code. The Company said it expects to file a disclosure statement and full reorganization plan by September 30, 1998, and that it expects to successfully exit Chapter 11 by December 31, 1998.

         Stephen J. Dresnick, M.D., FACEP, Chairman and Chief Executive Officer of FPA, said he was gratified by the confidence shown in the Company and its new management by FPA's largest creditors.

         "The restructuring agreement reached with the Company's largest creditors allows us to both recapitalize FPA and to implement our strategic plan to return the Company to profitability," he said. "Our fast-track exit plan is indicative of how viable we and our largest creditors believe our new core businesses are, how far along we are in the recovery process, and how soon we expect to return to profitability."

         Dr. Dresnick said that in conjunction with the filing, FPA received a commitment from a syndicate of its prepetition lenders led by BankBoston, N.A. for up to $50 million in debtor-in-possession (DIP) financing. The post-petition financing, which is subject to Court approval, will be used, along with projected cash flow from the Company's new core businesses, to fund all post-petition provider, supplier and employee obligations, as well as certain prepetition claims. The Company has also asked the Court to approve the payment of certain prepetition claims of physicians and other healthcare providers that provide service to the Company going forward.

         Under the terms of the agreement, the largely pre-negotiated plan of reorganization provides for the cancellation of existing equity holder interests; warrants to be distributed to general unsecured creditors, including holders of the Company's 6.5% Subordinated Debentures




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due 2001; and securities to be issued on a pro-rata basis to members of the prepetition bank group in exchange for the outstanding debt. Other key terms of the plan include the:

             -- Realignment and simplification of the current corporate structure; consolidation of headquarters staff to Miami, Florida, by the end of the year.

             -- Authorization of up to 40 million shares of new common stock which will be listed with a nationally recognized stock exchange as soon as practicable. Twenty million shares of those authorized to be issued will be available for distribution to senior creditors.

             -- Issuance of warrants to purchase an aggregate of 3 percent of new common stock to be distributed to general unsecured creditors.

             -- A Stock Option Program for management to purchase, in the aggregate, 8 percent of the shares of the new common stock of the Company on a fully diluted basis, thereby providing incentives to return the Company to profitability and maximize stakeholder value.

             -- The cancellation of the interests of existing equity holders.

         Dr. Dresnick said that the Company's strategic plan involves exiting markets and shedding facilities that are either unprofitable or fall outside FPA's core business areas, refining and strengthening remaining businesses and facilities, and reducing costs wherever possible. The Company's core businesses include Axminster Medical Group, Cornerstone, Health Partners, Meridian Medical Group, Gonzaba Medical Group, Sterling Healthcare Group, and certain medical clinics and networks in California, Florida, North Carolina and Texas.

         Dr. Dresnick continued, "We have said for some time now that we are confident that, given the time and cooperation of our physician and hospital client base, payor partners, employees, lenders and other constituents, the strategic plan new management has developed would restore FPA to profitability. We are pleased our major creditors, after reviewing the plan, have come to the same conclusion. To date, actions we have taken and programs we have implemented have resulted in annual cost savings in excess of $25 million. We expect additional savings and cost improvements from the 50 facilities closed or identified for closure earlier this month."

         Dr. Dresnick said that while the Company completes its restructuring, daily operations at FPA will continue as usual. "With the protection afforded by Chapter 11 and the $50 million in post-petition financing, we are confident that the Company's relationships with its payors, healthcare providers and creditors, and its business in general, will not only continue as before, but improve." Dr. Dresnick pointed out that the Company has asked the Court for approval to pay certain prepetition claims of physician, physician assistant and nurse practitioner providers



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with whom it will do business on a going forward basis. Additionally, the
Company has asked the Court for permission to continue the prepetition practice of paying refunds to enrollees and third-party payors, including Medicare and Medicaid.

         Dr. Dresnick said that, despite the filing, "As far as the Company's physician and hospital emergency department clients and payor partners are concerned, we expect to be able to provide them with as good or better service levels than before." He noted that employees at FPA's continuing operations should notice little, if any, difference in their jobs. Paychecks will be issued as before. Vendors will be paid for goods received after the filing date and transactions that occur during the normal course of business will continue as they did prior to the filing.

         FPA Medical Management, Inc. is a national physician practice management organization that organizes and manages primary care physician networks to contract with HMOs and other prepaid insurance plans to provide physician and related health care services and provides contract management support services to hospital emergency departments.

         FPA Medical Management, Inc. and its subsidiaries filed petitions under Chapter 11 of the U.S. Bankruptcy Court for the District of Delaware in Wilmington on Sunday, July 19, 1998.

         This press release contains statements which constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" in this press release include the intent, belief or current expectations of the Company and members of its senior management team with respect to the timing of, completion of and scope of the current restructuring, reorganization plan strategic business plan, bank financing, and debt and equity market conditions and the Company's future liquidity, as well as the assumptions upon which such statements are based. While the Company believes that its expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release include, but are not limited to, further adverse developments with respect to the Company's liquidity position or operations of the Company's various businesses, adverse developments in the Company's efforts to renegotiate its funding and adverse developments in the bank financing or public or private markets for debt or equity securities, or adverse developments in the timing or results of the Company's current strategic business plan (including the time line to emerge from Chapter 11), the difficulty in controlling health care costs and integrating new operations, the ability of the Company to realize the anticipated general and administrative expense savings and overhead reductions presently contemplated, the ability of the Company to return the Company's operations to profitability, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of prospective health care reform. Additional factors that would cause actual results to differ materially from those contemplated within this press release can also be found in the Company's Form 8-K periodic filings during 1998, Form 10-Q for the quarter ended March 31, 1998, and the Company's Form 10-K for the year ended December 31, 1997.





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